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Exhibit 99.1

PART I. FINANCIAL INFORMATION

  Item 1. Financial Statements

BTG, INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM BALANCE SHEETS
(in thousands, except share data)

	September 30, 2001	March 31, 2001
	(unaudited)
ASSETS
Current assets:
Investments, at fair value	$50	$53
Receivables, net	59,609	58,503
Prepaid expenses and other	2,949	2,587
Notes receivable	—	1,000

Total current assets	$62,608	$62,143

Property and equipment, net	8,481	8,291
Goodwill	29,388	23,224
Investments, at cost	3,000	2,000
Other	1,875	1,042

	$105,352	$96,700

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Current maturities of long-term debt	$1,462	$—
Line of credit	25,877	—
Accounts payable	15,604	18,141
Accrued expenses	15,013	11,682
Other	836	512

Total current liabilities	$58,792	$30,335
Line of credit	—	23,913
Long-term debt, excluding current maturities	2,063	—
Other	403	354

Total liabilities	$61,258	$54,602

Shareholders equity:
Preferred stock:
No par value, 982,500 shares authorized; no shares issued or outstanding	$—	$—
$0.01 par value, 17,500 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value, 20,000,000 shares authorized; 8,984,260 and 8,897,045 shares issued and outstanding at September 30, 2001 and March 31, 2001, respectively	54,191	53,584
Accumulated deficit	(10,028)	(11,418)
Unrealized holding losses on investments, net of income taxes	(69)	(68)

Total shareholders equity	$44,094	$42,098

	$105,352	$96,700

See notes to consolidated interim financial statements.

BTG, INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2001	2000	2001	2000
Revenue	$63,125	$54,753	$128,508	$114,676
Direct costs	41,081	35,569	83,591	76,067
Indirect, general and administrative expenses	19,919	15,350	39,372	30,763
Depreciation and amortization expense (see note 3)	591	714	1,174	1,340
Merger and acquisition costs	904	—	904	—

Total operating expenses	62,495	51,633	125,041	108,170

Operating income	630	3,120	3,467	6,506
Interest expense, net	563	929	1,188	1,751
Loss on sale of investment	—	—	—	50

Income before income taxes	67	2,191	2,279	4,705
Income tax expense	26	931	889	2,000

Net income	$41	$1,260	$1,390	$2,705

Basic earnings per share	$0.00	$0.14	$0.16	$0.30

Diluted earnings per share	$0.00	$0.14	$0.15	$0.30

Weighted average shares outstanding (used in the calculation of basic per share results)	8,936	9,005	8,921	8,997

Weighted average shares outstanding (used in the calculation of diluted per share results)	9,228	9,129	9,117	9,119

See notes to consolidated interim financial statements.

BTG, INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended September 30,
	2001	2000
Cash flows from operating activities:
Net income	$1,390	$2,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,174	1,363
Amortization of debt issue costs	8	17
Reserves for accounts receivable and inventory	(74)	(112)
Loss on disposals of property and equipment	5	16
Loss on sales of investments	—	50
Changes in assets and liabilities, net of the effects from purchases of subsidiaries:
(Increase) decrease in receivables	5,764	10,536
(Increase) decrease in inventory	(66)	(45)
(Increase) decrease in prepaid expenses and other current assets	(246)	638
(Increase) decrease in other non-current assets	(774)	2,077
Increase (decrease) in accounts payable	(3,992)	(6,076)
Increase (decrease) in accrued expenses	538	(2,788)
Increase (decrease) in other liabilities	225	1,531

Net cash provided by operating activities	$3,952	$9,912

Cash flows from investing activities:
Purchases of property and equipment	(614)	(425)
Purchase of subsidiary, net of cash acquired	(9,320)	(13,930)
Purchase of investment	(1,000)	—
Proceeds from redemption of notes receivable	1,000	—
Proceeds from sales of investments	—	30

Net cash used in investing activities	$(9,934)	$(14,325)
Cash flows from financing activities:
Net advances (repayments) under the line of credit	1,964	(1,420)
Proceeds from the issuance of long-term debt	5,060	8,000
Principal payments on long-term debt and capital lease obligations	(1,610)	(2,440)
Payment of debt issue costs	(40)	(100)
Proceeds from the issuance of common stock	608	373

Net cash provided by financing activities	$5,982	$4,413

Increase (decrease) in unrestricted cash and equivalents	—	—
Unrestricted cash and equivalents, beginning of period	—	—

Unrestricted cash and equivalents, end of period	$—	$—

See notes to consolidated interim financial statements.

BTG, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
SEPTEMBER 30, 2001
(Unaudited)

1.  BASIS OF PRESENTATION

    BTG, Inc. and Subsidiaries (we or the Company) have prepared the consolidated interim financial statements included herein without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). These financial statements include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of interim period results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. We believe, however, that our disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report to Shareholders for the fiscal year ended March 31, 2001. The results of operations for the six-month period ended September 30, 2001, are not necessarily indicative of the results to be expected for the full fiscal year ending March 31, 2002.

2.  ACQUISITION BY TITAN CORPORATION

    On September 19, 2001, BTG entered into a definitive agreement to be acquired by The Titan Corporation (Titan) for $13.35 per BTG share or approximately $141.9 million, payable in both Titan common stock and cash. The acquisition will be accounted for as a purchase and is expected to close by the end of 2001. Under the terms of the definitive agreement, a newly formed subsidiary of Titan will be merged with and into BTG, with BTG surviving the merger as a wholly owned subsidiary of Titan. All of the outstanding shares of BTG stock will be exchanged for Titan stock and cash pursuant to the terms of the definitive agreement, a copy of which has been filed by Titan with the SEC. The merger is subject to the satisfaction of customary closing conditions, the approval of BTGs shareholders and the approval of Titans lenders. During the quarter ended September 30, 2001, BTG incurred approximately $904,000 of investment banking, legal, and accounting fees associated with the merger.

3.  NEW PRONOUCEMENTS

    The Financial Accounting Standards Board (FASB) recently issued Statement No. 141, Business Combinations,(Statement 141) and Statement No. 142, Goodwill and Other Intangible Assets(Statement 142). Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method, the purchase method. Use of the pooling-of-interests method is no longer permitted. Statement 141 requires that the purchase method be used for business combinations initiated after June 30, 2001. Statement 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. We adopted the provisions of Statement 142 on April 1, 2001 and, consequently, no amortization expense was recorded in the three-month or six-month periods ended September 30, 2001. Had Statement 142 been adopted on April 1, 2000, net income and diluted earnings per share would have been $1,504 and $0.16, respectively, for the quarter ended September 30, 2000 and $3,170 and $0.35, respectively, for the six-month period ended September 30, 2000.

4.  COMPREHENSIVE INCOME

    Comprehensive income is defined as net income plus the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Our other comprehensive income, which resulted from unrealized holding gains (losses) on available-for-sale investments, for the three-month and six-month periods ended September 30, 2001 and 2000 was as follows (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2001	2000	2001	2000
Net income	$41	$1,260	$1,390	$2,705
Unrealized gain (loss) on investments, net of income taxes	9	(50)	(1)	(59)

Comprehensive income	$50	$1,210	$1,389	$2,646

5.  LINE OF CREDIT

    Our line of credit working capital facility has a termination date of August 31, 2002. As a result of our merger agreement with Titan, the maturity date of this facility has not been extended. Since all amounts outstanding under this facility are due within one year of September 30, 2001, we have classified this debt installment as a current liability in the accompanying consolidated balance sheet at such date.

6.  LEASES

    Teligent Communications, LLC, a subsidiary of Teligent, Inc. (Teligent) was subleasing approximately 50,000 square feet of furnished space in BTGs headquarters facility under an agreement that was scheduled to expire in June 2002. Under this sublease agreement, Teligent was to pay BTG monthly space and furniture rental payments of approximately $110,000. In May 2001, Teligent filed a voluntary bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code. Further, Teligent filed a motion with the Bankruptcy Court requesting that it be relieved of its obligations under the sublease and this motion was granted. As a result of these actions, BTG will receive no future payments for rent under this sublease agreement. BTG has retained the services of a real estate broker and has begun to seek new tenants for the space.

7.  RECLASSIFICATION

    Certain amounts in the prior periods interim financial statements have been reclassified to conform to the fiscal 2002 presentation.

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CONSOLIDATED INTERIM BALANCE SHEETS
CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
BTG, INC. AND SUBSIDIARIES CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
BTG, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2001 (Unaudited)